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                                                                    EXHIBIT 23.6





                        CONSENT OF CERTIFIED APPRAISER




      As an independent certified appraiser, I hereby consent to the incorporation by reference in this registration statement of our report December 31, 1996 included in American Community Properties Trust's Form S-4, Registration No. 33-_____, and to all references to "Smail Associates, Inc." included in this registration statement.


SMAIL ASSOCIATES, INC.


/s/ Arthur Y. Smail
____________________
Arthur Y. Smail, MAI



June 26, 1998